Exhibit 10.1

FORBEARANCE AND SETTLEMENT AGREEMENT

THIS FORBEARANCE AND SETTLEMENT AGREEMENT (this “Agreement”), dated as of May 5, 2017, is made by RDW Capital LLC, holder of certain secured convertible notes of various dates of issuance (the “Notes”) (the “Holder”) issued by Ascent Solar Technologies, Inc. (the “Company”).

WHEREAS, the Notes held by the Holder are in default due to various triggering events; and

WHEREAS, the Holder and the Company have agreed that the Holder will forbear from taking any action provided for under the Notes in exchange for the undertakings provided for in this Agreement.

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.Definitions. Capitalized terms used and not defined in this Agreement shall have the respective meanings given them in the Notes.

2.    Agreement. The parties agree on the redemption schedule provided herein:

A.	The Company agrees to redeem for cash all secured convertible notes of the Company held by the Holder no later than September 1, 2017.

B.	The Company affirms that the current balance of owed principal and accrued and unpaid interest to the Holder is $1,790,213.91 as of May 2, 2017.

C.
The redemption price for such secured convertible notes shall be 120% (if redeemed on or prior to August 15, 2017) or 125% (if redeemed after August 15, 2017) of the then outstanding principal, plus any accrued and unpaid interest.

D.	During the month of May 2017, the Holder agrees to limit its conversions of outstanding Company secured convertible notes to $50,000 per calendar week of principal/interest.

E.	During the months of June, July and August 2017, the Holder agrees to limit its conversions of outstanding Company secured convertible notes to $75,000 per calendar week of principal/interest.

F.
During the months of May, June, July and August 2017, the Holder agrees that all outstanding Company secured convertible notes shall bear interest at the normal stated, rather than default, interest rate.

G.
All conversions during the months of May, June, July and August 2017 will be at the “triggering event” discount conversion price as stated in the secured convertible notes, and will continue at the “triggering event” discount price until, if and when the notes are redeemed.

H.
Should the Company fail to redeem for cash all secured convertible notes on or before September 1, 2017, default interest and normal stated interest will accrue from the date of execution of this Agreement.

3.    Limitation of Waiver. The Agreement of the Holder to the Company set forth above shall be limited as written in the manner and to the extent described above and nothing in this Agreement shall be deemed to constitute a waiver of compliance by the Company with respect to any other term, provision or condition of the Notes or the other Transaction Documents, or any other instrument or agreement referred to therein.

4.    Conditions Precedent. This Agreement shall become effective upon the date (the “Effective Date”) on which the Holder and the Company have executed this document and only if its terms are properly disclosed in a Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby, and including this Agreement as an exhibit thereto, within the time required by the Securities Exchange Act of 1934, as amended.

5.    Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and each of their respective successors and assigns.

6.    Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. The parties consent and submit to the exclusive jurisdiction of the state and federal courts located in New York County, New York for any action, dispute or proceeding arising out of this Agreement.

7.    Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same agreement, and any party hereto may execute this Agreement by signing and delivering one or more counterparts. Delivery of an executed counterpart of this Agreement electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Ascent Solar Technologies, Inc.
By /s/ Victor Lee Name: Victor Lee Title: CEO

RDW Capital, LLC
By /s/ John DeNobile Name: John DeNobile Title: Manager

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